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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               DECEMBER 18, 1997

                          COMMISSION FILE NO. 33-93644

                         DAY INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Delaware                                            31-1436349
------------------------                     ---------------------------------
(State of Incorporation)                     (IRS Employer Identification No.)

                   333 West First Street, Dayton, Ohio 45402
                   -----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:    (937) 224-4000

Item 5: Other Events

American Industrial Partners Capital Fund, L.P. and American Industrial Partners Capital Fund II, L.P. announced today that they have entered into an agreement with affiliates of Greenwich Street Capital Partners, Inc. and SG Capital Partners to sell Day International Group, Inc., the parent of Day International, Inc., to Greenwich Street and SG Capital. AIP expects the transaction contemplated by the agreement to close on or before January 15, 1998. The consummation of the transaction contemplated by the agreement is subject to governmental approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other conditions customary for similar transactions.

     Day International, Inc. is one of the world's leading producers of precision engineered rubber products, specializing in the design and customization of components used by a broad customer base in the printing and textile industries. Day's Image Transfer business is one of the world's largest manufacturers and marketers of high-quality printing blankets and sleeves for use in the offset printing industry and its Textile Products business manufacturers and marketers precision engineered rubber cots, aprons and other fabricated rubber

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components used by the world wide textile industry. Day International, Inc. is headquartered in Dayton, Ohio and has three U.S. manufacturing facilities as well as two international manufacturing facilities.

     Greenwich Street Capital Partners is a New York based private equity fund. SG Capital Partners is a private equity fund sponsored by Societe Generale. Societe Generale has committed to Greenwich Street and SG Capital to provide all of the necessary financing for the acquisition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     December 23, 1997            By:  /s/ David B. Freimuth
                                            ---------------------------
                                            David B. Freimuth
                                            Vice President and Chief Financial
                                            Officer (Principal Financial Officer
                                            and Principal Accounting Officer)